THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR BENEFICIAL

INTEREST IN THE FUND, OR PORTION THEREOF

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

<<Fund Name>> (the “Fund”) has received and accepted for repurchase your tender of shares of your beneficial interest (“Shares”), or portion thereof, in the Fund.

Because you have requested to tender and the Fund has accepted your tender request of all or a portion of your Shares of the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered Shares as of June 30, 2019 (the “Valuation Date”).

You will receive an “Initial Payment” equal to at least 90% of the estimated value of the repurchased Shares determined as of the Valuation Date, and a “Contingent Payment.”

The Fund will make commercially reasonable efforts to make some or all of the Initial Payment on the Valuation Date, but anticipates making the entire Initial Payment no later than the later of (a) within 35 days after the Valuation Date, or (b) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of interests, within 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from such Investment Funds. Your Contingent Payment, if applicable, will generally be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any Shares of the Fund that you did not tender.

Your Contingent Payment is expected to be in an amount equal to the excess, if any, of (a) the net asset value of the Shares tendered and purchased as of the Valuation Date (as may or may not be adjusted based upon subsequent revisions to the net asset values of the Investment Funds) over (b) the Initial Payment.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

Fund Name

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR BENEFICIAL

INTEREST IN THE FUND, OR PORTION THEREOF.

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

<<Fund Name>> (the “Fund”) has received and accepted for repurchase your tender of shares of your beneficial interest (“Shares”), or portion thereof, in the Fund. Please refer to your investor statement for June 30, 2019 (the “Valuation Date”), which reflects the Fund’s repurchase of your tendered Shares.

An “Initial Payment” equal to at least 90% of the estimated value of the repurchased Shares determined as of the Valuation Date was deposited into or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>. You will receive a “Contingent Payment” as described in the Fund’s acceptance letter to you dated <<Date of Letter>> and in accordance with the terms of the tender offer.

Please note that your account is subject to the Fund’s required minimum balance, and that you remain a member of the Fund with respect to any Shares of the Fund that you did not tender.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

Fund Name

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

CLIENT NAME:

VALUATION OF TENDER:	<<Valuation Date>>

UNAUDITED FULL VALUE OF ACCOUNT AS OF xx/xx/20xx:	$

TYPE OF TENDER:	«Type_of_Tender»

% PAYABLE PURSUANT TO MEMBERSHIP AGREEMENT:	90%

AMOUNT OF FUNDS DISTRIBUTED:	$

ESTIMATED NOTE BALANCE (10%):	$

«FSR_AC_»

THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR BENEFICIAL INTEREST IN THE FUND, OR PORTION THEREOF.

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

In accordance with the terms of the tender offer, the remaining Contingent Payment from your tender of your shares of beneficial interest in <<Fund Name>> on June 30, 2019 (the “Valuation Date”) in the amount of <<holdback amount>>, was deposited to or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

Fund Name

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com